Exhibit 23.2





                              ACCOUNTANT'S CONSENT



To the Stockholders and Board of Directors of PacificHealth Laboratories, Inc.


We consent to the use of our Independent Auditor's Report dated February 8, 2000 and accompanying financial statements of PacificHealth Laboratories, Inc. for the year ended December 31, 1999. The Report will be included in the Form S-8 which is to be filed with the Securities and Exchange Commission for PacificHealth Laboratories, Inc.




/s/ LARSON, ALLEN, WEISHAIR & CO., LLP
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LARSON, ALLEN, WEISHAIR & CO., LLP
Certified Public Accountants
Blue Bell, Pennsylvania
April 19, 2000